Exhibit 99.1
Venture Global Announces Closing of $4,000,000,000 Senior Secured Notes by Venture Global Plaquemines LNG, LLC
Arlington, Va. — Venture Global, Inc. (“Venture Global”, NYSE:VG) announced today that its subsidiary, Venture Global Plaquemines LNG, LLC (“VGPL”) has closed an offering of $4,000,000,000 aggregate principal amount of senior secured notes, which has been issued in two series: (i) a series of 6.50% senior secured notes due 2034 in an aggregate principal amount of $2,000,000,000 (the “2034 Notes”) and (ii) a series of 6.75% senior secured notes due 2036 in an aggregate principal amount of $2,000,000,000 (the “2036 Notes” and, together with the 2034 Notes, the “Notes”). The 2034 Notes will mature on January 15, 2034 and the 2036 Notes will mature on January 15, 2036.
Venture Global had previously announced the issuance of $2,500,000,000 of senior secured notes by VGPL on April 21, 2025 (the “Existing Notes”), bringing the combined aggregate amount of senior secured notes issued by VGPL to $6,500,000,000 since the project began producing LNG in December 2024.
VGPL intends to use the net proceeds from the offering to (i) prepay certain amounts outstanding under VGPL’s existing senior secured first lien credit facilities (the “Existing Credit Facilities”) and (ii) pay fees and expenses in connection with the offering. The notes are guaranteed by Venture Global Gator Express, LLC (VGPL’s affiliate). The Notes are secured on a pari passu basis by a first-priority security interest in the assets that secure the Existing Credit Facilities and the Existing Notes.
The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdictions, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Venture Global
Venture Global is a long-term, low-cost provider of U.S. LNG sourced from resource rich North American natural gas basins. Venture Global’s business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. Venture Global’s first facility, Calcasieu Pass, commenced producing LNG in January 2022 and achieved commercial operations in April 2025. The company’s second facility, Plaquemines LNG, achieved first production of LNG in December 2024. The company is currently constructing and developing over 100 MTPA of nameplate production capacity to provide clean, affordable energy to the world. Venture Global is developing Carbon Capture and Sequestration projects at each of its LNG facilities.
Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Venture Global’s business strategy, plans and objectives, including the use of proceeds from the offering. Venture Global believes that the expectations reflected in these “forward-looking statements” are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond Venture Global’s control. In addition, assumptions may prove to be inaccurate. Actual results may differ materially from those anticipated or implied in “forward-looking statements” as a result of a variety of factors. These “forward-looking statements” speak only as of the date made, and other than as required by law, Venture Global undertakes no obligation to update or revise any “forward-looking statement” or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Investor Contact
Ben Nolan
IR@ventureglobalLNG.com
Media Contact
Shaylyn Hynes
press@ventureglobalLNG.com